SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 31, 2005
Date of Report (Date of Earliest Event Reported)
IEA Income Fund IX, L.P.
(Exact name of registrant as specified in its charter)
California
(State or Other Jurisdiction of Incorporation)

0-18169	94-3069954

(Commission File Number)	(IRS Employer Identification No.)
One Front Street, Suite 925, San Francisco, California 94111
(Address of principal executive offices) (Zip Code)
(415) 677-8990
(Fund’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The Registrant, IEA Income Fund IX, L.P., a California limited partnership (the “Fund”), was organized on June 8, 1988 to engage in the business of leasing marine dry cargo containers to third-party lessees. The Fund is managed by Cronos Capital Corp., a California corporation (“CCC”), its general partner.
     One of the principal investment objectives of the Fund was to lease its containers for ten to fifteen years, and then to dispose of them and liquidate. The Fund has been in operation for over 15 years. Through occasional sales, retirements, and casualty losses, the Fund had sold or disposed of approximately 81% of its container fleet (measured on a TEU-basis) as of June 30, 2005. With the reduction in the size of the Fund’s container fleet, the administrative expenses incurred by the Fund, as a percent of its gross revenues, has increased. For these reasons, CCC, as the general partner, concluded that it would be in the best interest of the Fund and its limited partners to sell its remaining containers in bulk.
     As disclosed in the Fund’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, CCC, on behalf of the Fund and two other limited partnerships (the “Other Funds”) managed by CCC, distributed a request for proposal (“RFP”) on June 24, 2005 to third parties seeking their interest in purchasing the Fund’s remaining on-hire containers (those containers on lease to third-party lessees). The RFP solicited separate bids for the Fund’s containers on-hire and subject to master and term leases (referred to as “Operating Lease Containers”) and the Fund’s on-hire containers subject to sales-type leases (referred to as the “Sales-Type Lease Containers”). As of March 31, 2005 (the date of the data in the RFP), the Fund owned, in the first category of containers, Operating Lease Containers, 280 twenty-foot, 116 forty-foot, and 247 forty-foot high-cube marine dry cargo containers and, in the second category of containers, the Fund owned 250 twenty-foot and 76 forty-foot marine dry cargo containers (together with a receivables balance of $49,293).
     The RFP similarly categorized the containers owned by the two Other Funds. By the RFP, bidders were permitted to make bids for one or more groups of containers.
     The RFP included extensive information on the operating performance of the Fund’s containers, information about the leases to which the containers are subject, information on the prior sales of the Fund’s containers since January 1, 2004, and copies of the Fund’s first quarter 2005 10-Q and annual report on Form 10-K for the year ended December 31, 2004.
     No conditions were imposed by CCC on prospective bidders with respect to the contents of their bids, with the exception of the following: bids had to be received by CCC by July 15, 2005, and the bidders had to identify the groups of containers of the Fund and the Other Funds to which the bid related, the source of capital the bidder would rely upon to fund the purchase, the number of days required for due diligence (not to exceed 21), the amount of deposit the bidder would agree to make (not to be less than $10,000 for each group of containers bid upon), and the identity of bidder’s counsel.

     CCC indicated in the RFP that the target for consummating a sale of the Fund’s remaining on-hire containers was August 31, 2005. CCC retained the discretion to vary the bidding procedures and to conduct the process leading up to any sale of the Fund’s containers as it determined, in its sole discretion as general partner of the Fund, to be appropriate.
     Besides disclosing the RFP in the Fund’s second quarter 10-Q, CCC distributed the RFP to 14 parties, including competitors of CCC in the container leasing business. Six parties submitted proposals to purchase the Fund’s Operating Lease Containers and six parties submitted proposals to purchase the Fund’s Sales-Type Lease Containers. The aggregate high bidder for the Fund’s and the Other Funds’ Operating Lease Containers was Access Shipping Limited Partnership, a Connecticut limited partnership (“Access”), and the aggregate high bidder for the Fund’s and the Other Funds’ Sales-Type Lease Containers was YorkCont 1 LP, a British Virgin Islands limited partnership (“York”). Affiliates of Access have purchased containers from prior limited partnerships managed by CCC, which containers are managed by CCC as leasing agent. The managing director of York is S. Nicholas Walker, a director of CCC’s ultimate parent company, The Cronos Group, a Luxembourg holding company (Nasdaq: CRNS). Mr. Walker played no role in the preparation or distribution of the RFP, the selection of the bidders to whom the RFP was sent, or the evaluation of the bids made in response to the RFP. York’s bid for the Sales-Type Lease Containers owned by the Fund was the highest bid received by the Fund for these types of its containers.
     After adjustment for disposals of containers from March 31, 2005 (the date on which information was based in the RFP) Access’ bid for the Fund’s Operating Lease Containers was $587,079, and York’s bid for the Fund’s Sales-Type Lease Containers was $27,068. The net book value of the Fund’s Operating Lease Containers at August 31, 2005 was $309,424, and the net book value of the Fund’s Sales-Type Lease Containers, equivalent to the net present value of the sales-type lease receivable at said date, was $27,068.
     On August 31, 2005, the Fund completed the sale of its on-hire containers to Access and to York, in the bid amounts stated above. The two purchase agreements are included with this report as exhibits. Both contain indemnification covenants. To allow the Fund to liquidate and dissolve, the Fund’s indemnification covenant did not survive the closing of the sale, August 31, 2005. The only recourse for indemnification the buyers have under the purchase agreements is against CCC, until two years from the closing date, or August 31, 2007.
     Neither of Access nor York is in the business of managing marine cargo containers. Each requested that CCC manage the on-hire containers purchased by it from the Fund. At the closing of the sale of the Fund’s containers to Access and to York on August 31, 2005, CCC entered into separate equipment leases with Access and with York pursuant to which CCC shall manage the on-hire containers purchased by Access and by York. The terms of the equipment leases were negotiated at arm’s length between Access and York, on the one hand, and CCC, on the other. Neither lease was imposed by CCC as a condition to the bid made by Access or by York (or by any other party) for the Fund’s on-hire containers.

CCC believes the terms of the two equipment leases are customary in the container leasing industry.
     With the completion of the sale of its on-hire containers, the Fund has now resolved to wind up and dissolve. CCC will proceed with the orderly liquidation of the remaining assets of the Fund, including its off-hire containers, the payment or discharge of its remaining liabilities, and the distribution of the net proceeds of the Fund’s liquidation to the partners of the Fund. CCC anticipates that the Fund will make two liquidating distributions to the limited partners of the Fund, the first, representing the net proceeds from the sale of its on-hire containers to Access and York, in the amount of approximately $17.89 per Unit, to be paid on or before September 30, 2005 to limited partners of record on September 1, 2005. The second and final liquidating distribution, representing the net proceeds generated from the sale of the Fund’s remaining assets, after the payment or discharge of its remaining liabilities, is expected to be made on or before November 30, 2005. CCC is unable to estimate the amount of the final liquidating distribution. CCC anticipates that the Fund will complete its liquidation by year-end 2005 and de-register the Fund’s outstanding Units under the Securities Exchange Act of 1934, as amended (“Exchange Act”), thereby terminating the Fund’s obligation to file periodic reports under the Exchange Act with the Securities and Exchange Commission.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     See the discussion of the sale of the Fund’s remaining on-hire containers under Item 1.01 above.
Item 9.01 Financial Statements and Exhibits
   (c) Exhibits

Exhibit 10.1	Container Purchase Agreement, dated as of August 31, 2005, by and among Cronos Capital Corp., IEA Income Fund IX, L.P., Access Shipping Corporation, Access Shipping II Corporation, and Access Shipping Limited Partnership.

Exhibit 10.2	Container Purchase Agreement, dated as of August 31, 2005, by and among Cronos Capital Corp., IEA Income Fund IX, L.P., York GP, Ltd., and YorkCont 1 LP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEA INCOME FUND IX, L.P.

By	Cronos Capital Corp.,
The General Partner

By	/s/ Elinor A. Wexler

Elinor A. Wexler,
Vice President-Administration and Secretary
Date: September 7, 2005

EXHIBIT INDEX

Exhibit 10.1	Container Purchase Agreement, dated as of August 31, 2005, by and among Cronos Capital Corp., IEA Income Fund IX, L.P., Access Shipping Corporation, Access Shipping II Corporation, and Access Shipping Limited Partnership.

Exhibit 10.2	Container Purchase Agreement, dated as of August 31, 2005, by and among Cronos Capital Corp., IEA Income Fund IX, L.P., York GP, Ltd., and YorkCont 1 LP.